SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                      October 30, 2008 (October 28, 2008)

                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)

           Delaware                       0-15284                95-4053296
(State or other jurisdiction of     (Commission File No.)      (IRS Employee
incorporation or organization)                               Identification No.)

                              8228 Sunset Boulevard
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))


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Item 5.02       Compensatory Arrangements of Certain Officers.

     On October 28, 2008 we entered into an employment agreement with Lorraine Evanoff, our chief financial officer. The following discussion provides only a brief description of the employment agreement. The discussion is qualified in its entirety by the full text of the employment agreement.

     Pursuant to the employment agreement, Ms. Evanoff receives an annual salary of $100,000 for services rendered to us as our chief financial officer. Ms. Evanoff is entitled to participate in any other benefits offered generally to our employees.

     The employment agreement memorialized the grant of an option agreement made to Ms. Evanoff on December 17, 2007. Pursuant to this grant, Ms. Evanoff may purchase 150,000 shares of our common stock at an exercise price of $2.30. The right to purchase 50,000 shares vested on December 17, 2007. The right to purchase the remaining 100,000 shares will vest over the 36 month period following that date. Pursuant to the employment agreement, Ms. Evanoff will receive an option to purchase 100,000 shares of our common stock on January 31st of each year, so long as her employment with us continues. The exercise price for the options will be equal to or greater than the closing price of the common stock on the date of grant. The term of each option will be 10 years. Finally, pursuant to the employment agreement, Ms. Evanoff will receive an option to purchase 100,000 shares of our common stock on the date that the American Stock Exchange notifies us that we have regained compliance with Section 1003(a)(iv) of the AMEX Company Guide, as required by the letter we received on February 27, 2008 from the American Stock Exchange. All of the options were granted in accordance with the National Lampoon, Inc. Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan.

     Ms. Evanoff's employment agreement may be terminated by us for cause or without cause. The employment agreement will terminate upon Ms. Evanoff's death or disability. Ms. Evanoff may terminate the agreement by giving us at least 30 days notice prior to her termination. If the agreement is terminated without cause, in addition to any benefits mandated by law, we shall pay to Ms. Evanoff the following termination benefits: (i) all compensation earned through the date of termination plus one month's salary; (ii) all accrued but unused vacation benefits; (iii) all unvested options will immediately vest, and (iv) Ms. Evanoff will have the right to exercise all options for a period of 90 days following the termination date.

     The employment agreement provides indemnification to Ms. Evanoff to the fullest extent authorized or permitted by law from and against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf in connection with any proceeding or any claim, issue or matter if she acted in good faith and in a manner she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, she had no reasonable cause to believe her conduct was unlawful. The employment agreement also requires us to enter into a separate indemnity agreement with Ms. Evanoff.

Item 9.01       Financial Statements and Exhibits.

                Exhibit 10.1        Employment Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2008

                                   NATIONAL LAMPOON, INC.


                                   By: /s/ Daniel S. Laikin
                                       -----------------------------------------
                                       Daniel S. Laikin, Chief Executive Officer